Exhibit 16.1

May 17, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Fennec Pharmaceuticals Inc.'s Form 8-K dated May 17, 2017, and have the following comments:

1.	We agree with the statements made in section (a) of Item 4.01.

2.	We have no basis on which to agree or disagree with the statements made in section (b) of Item 4.01.

Yours truly,

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants